UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
February 14, 2022
Plantronics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 420-3002
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	POLY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2022, Plantronics, Inc. (the “Company”) and the Company’s Executive Vice President, Chief Operating Officer, Warren Schlichting, agreed that Mr. Schlichting would transition out of the Company effective March 25, 2022 (the "Separation Date"). Mr. Schlichting will continue to provide services to the Company to ensure an orderly transition of his responsibilities to existing internal executives for which he will continue to receive his present base salary and all existing employee benefits through the Separation Date.

On June 14, 2021, Mr. Schlichting and the Company entered into the Company's standard form of Executive Severance Agreement and Change of Control Severance Agreement available to all current executives pursuant to which Mr. Schlichting will receive the following severance benefits in exchange for entering into the Company’s standard severance and release agreement ("Severance Agreement"):

(a)Base salary of 18 months;
(b)100% of target bonus in effect for fiscal year 2022, less the amount of quarterly bonuses paid during such fiscal year;
(c)Subject to his timely election, the Company will pay COBRA coverage for Mr. Schlichting and his eligible dependents, without charge, for eighteen (18) months from the Separation Date (calculated from the first day of the month following his Separation Date) or until such earlier date on which Mr. Schlichting becomes eligible for health coverage from another employer; and
(d)Subject to his timely election, the Company will provide standard outplacement services to Mr. Schlichting for eighteen (18) months. No cash payment will be made in lieu of such services.

Each of the amounts referenced in subsections (a) and (b) above will be paid in two (2) equal lump sum payments (less applicable withholdings and deductions), the first of which will be paid on the Company's first regular payroll date following Mr. Schlichting's Separation Date, subject to his executing and not revoking the Severance Agreement, and the second of which will be paid on the Company's first regular payroll date in March of calendar year 2023.

The Severance Agreement will further provide for, among other provisions, a customary general release of claims in favor of the Company and continuing confidentiality, non-disparagement, and non-solicitation obligations. Mr. Schlichting will not receive any additional equity awards for fiscal year 2022 and any equity awards that remain unvested on the Separation Date will be forfeited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 18, 2022	PLANTRONICS, INC.

		By:	/s/ Lisa Bodensteiner
		Name:	Lisa Bodensteiner
		Title:	Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary